                                                                       EXHIBIT 7
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                         Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                       of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                        Dollar Amounts
ASSETS                                   in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................   $ 5,004,638

  Interest-bearing balances ..........     1,271,514
Securities:
  Held-to-maturity securities ........     1,105,782
  Available-for-sale securities ......     3,164,271
Federal funds sold and Securities pur-
chased under agreements to resell......    5,723,829
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................34,916,196
  LESS: Allowance for loan and
    lease losses ..............581,177
  LESS: Allocated transfer risk
    reserve........................429
    Loans and leases, net of unearned
    income, allowance, and reserve        34,334,590
Assets held in trading accounts ......     2,035,284
Premises and fixed assets (including
  capitalized leases) ................       671,664
Other real estate owned ..............        13,306
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................       210,685
Customers' liability to this bank on
  acceptances outstanding ............     1,463,446
Intangible assets ....................       753,190
Other assets .........................     1,784,796
                                         -----------
Total assets .........................   $57,536,995
                                         ===========

LIABILITIES
Deposits:
  In domestic offices ................   $27,270,824
  Noninterest-bearing ......12,160,977
  Interest-bearing .........15,109,847
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...    14,687,806
  Noninterest-bearing .........657,479
  Interest-bearing .........14,030,327
Federal funds purchased and Securities
  sold under agreements to repurchase.     1,946,099
Demand notes issued to the U.S.
  Treasury ...........................       283,793
Trading liabilities ..................     1,553,539
Other borrowed money:
  With remaining maturity of one year
    or less ..........................     2,245,014
  With remaining maturity of more than
one year through three years..........             0
  With remaining maturity of more than
    three years .........................     45,664
Bank's liability on acceptances exe-
  cuted and outstanding ..............     1,473,588
Subordinated notes and debentures ....     1,018,940
Other liabilities ....................     2,193,031
                                         -----------
Total liabilities ....................    52,718,298
                                         -----------

EQUITY CAPITAL
Common stock ........................      1,135,284
Surplus .............................        731,319
Undivided profits and capital
  reserves ..........................      2,943,008
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................         25,428
Cumulative foreign currency transla-
  tion adjustments ..................     (   16,342)
                                         -----------
Total equity capital ................      4,818,697
                                         -----------
Total liabilities and equity
  capital ...........................    $57,536,995
                                         ===========


     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

     J. Carter Bacot     )
     Thomas A. Renyi     )     Directors
     Alan R. Griffith    )

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